UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 17, 2004): December 22, 2004

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001

(Address of Principal executive offices, including  Zip Code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The Amended and Restated Loan and Security Agreement, dated March 16, 2004, by and among Lerner New York, Inc. and Lernco, Inc. (collectively, the "Company" and wholly-owned indirect subsidiaries of New York & Co., Inc.), Congress Financial Corporation, The CIT Group/Business Credit, Inc. and the other lenders named therein, was further amended on December 17, 2004 to reduce certain interest rates under the revolving credit facility and the term loan facility by as much as 50 basis points, depending upon the Company’s financial performance.

The revolving credit facility provides for interest rates under a Eurodollar rate formula and a Prime rate formula at the Company’s option.  The December 17, 2004 amendment provides for an interest rate on the revolving credit facility under the Eurodollar formula, which is equal to the Eurodollar rate plus a margin of between 1.50% and 2.00% per year, depending upon the Company’s financial performance, as compared to the prior formula, which provided for a margin of between 2.00% and 2.50%, and which was also dependent on the Company’s financial performance.  The December 17, 2004 amendment also eliminates the Prime rate margin on the revolving credit facility of between 0.00% and 0.50%, thus resulting in an interest rate under the Prime rate formula which is equal to the Prime rate, irrespective of the Company’s financial performance.  The term loan interest rate was changed to a floating rate equal to the greater of 6.75% or the Eurodollar rate plus 5.00% per year, as compared to the interest rate prior to the December 17, 2004 amendment, which was equal to the greater of 6.75% or the Eurodollar rate plus 5.50% per year. For so long as any default under the revolving credit facility continues, at the option of the agent or lenders, interest on the revolving loans may increase to 4.00% per year above the Eurodollar rate for Eurodollar rate loans and 2.00% per year above the Prime rate for all Prime rate loans, and interest on the term loan may increase to the greater of 8.75% or the Eurodollar rate plus 7.00% per year.  New York & Co., Inc. and each of its subsidiaries not named above also signed an Acknowledgement of Guarantors relating to the above-referenced amendment.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated December 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date:	December 22, 2004	Name:	Ronald W. Ristau
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated December 17, 2004